Exhibit 4.7

BITDEER TECHNOLOGIES GROUP

and

_____________, As Warrant Agent

Form of Debt Securities
Warrant Agreement

Dated As Of __________

Bitdeer Technologies Group Form of Debt Securities Warrant Agreement

This Debt Securities Warrant Agreement (this “Agreement”), dated as of [●], between Bitdeer Technologies Group, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), and [●], a [corporation] [national banking association] organized and existing under the laws of [●] and having a corporate trust office in [●], as warrant agent (the “Warrant Agent”).

WHEREAS, the Company has entered into an indenture dated as of [●] (the “Indenture”), with [●], as trustee (such trustee, and any successors to such trustee, herein called the “Trustee”), providing for the issuance from time to time of its debt securities, to be issued in one or more series as provided in the Indenture (the “Debt Securities”);

Whereas, the Company proposes to sell [If Warrants are sold with other securities —[title of such other securities being offered] (the “Other Securities”) with] warrant certificates evidencing one or more warrants (the “Warrants” or, individually, a “Warrant”) representing the right to purchase [title of Debt Securities purchasable through exercise of Warrants] (the “Warrant Debt Securities”), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the “Warrant Certificates”; and

Whereas, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, registered, transferred, exchanged, exercised and replaced.

Now Therefore, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

Article 1

ISSUANCE OF WARRANTS AND EXECUTION AND
DELIVERY OF WARRANT CERTIFICATES

1.1 Issuance of Warrants. [If Warrants alone — Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Other Securities and Warrants — Warrant Certificates will be issued in connection with the issuance of the Other Securities but shall be separately transferable and each Warrant Certificate shall evidence one or more Warrants.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant Debt Security. [If Other Securities and Warrants — Warrant Certificates will be issued with the Other Securities and each Warrant Certificate will evidence [●] Warrants for each [$[●] principal amount] [[●] shares] of Other Securities issued.]

1.2 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated the date of its countersignature by the Warrant Agent and may have such letters, numbers, or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by any of its present or future chief executive officers, presidents, senior vice presidents, vice presidents, chief financial officers, chief legal officers, treasurers, assistant treasurers, controllers, assistant controllers, secretaries or assistant secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

The term “holder” or “holder of a Warrant Certificate” as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

1.3 Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase Warrant Debt Securities may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign such Warrant Certificates and shall deliver such Warrant Certificates to or upon the order of the Company.

Article 2

WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

2.1 Warrant Price. During the period specified in Section 2.2, each Warrant shall, subject to the terms of this Agreement and the applicable Warrant Certificate, entitle the holder thereof to purchase the principal amount of Warrant Debt Securities specified in the applicable Warrant Certificate at an exercise price of [●]% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from the date of their initial issuance.] [The original issue discount ($[●] for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a [●]% annual rate, computed on a[n] [semi-] annual basis [using a 360-day year consisting of twelve 30-day months].] Such purchase price for the Warrant Debt Securities is referred to in this Agreement as the “Warrant Price.

2.2 Duration of Warrants. Each Warrant may be exercised in whole or in part at any time, as specified herein, on or after [the date thereof] [●] and at or before [●] p.m., [City] time, on [●] or such later date as the Company may designate by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the “Expiration Date”). Each Warrant not exercised at or before [●] p.m., [City] time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

2.3 Exercise of Warrants.

(a) During the period specified in Section 2.2, the Warrants may be exercised to purchase a whole number of Warrant Debt Securities in registered form by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] the Warrant Price for each Warrant Debt Security with respect to which a Warrant is being exercised to the Warrant Agent at its corporate trust office, provided that such exercise is subject to receipt within five business days of such payment by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Debt Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised; provided, however, that if, at the date of receipt of such Warrant Certificates and payment in full of the Warrant Price, the transfer books for the Warrant Debt Securities purchasable upon the exercise of such Warrants shall be closed, no such receipt of such Warrant Certificates and no such payment of such Warrant Price shall be effective to constitute the person so designated to be named as the holder of record of such Warrant Debt Securities on such date, but shall be effective to constitute such person as the holder of record of such Warrant Debt Securities for all purposes at the opening of business on the next succeeding day on which the transfer books for the Warrant Debt Securities purchasable upon the exercise of such Warrants shall be opened, and the certificates for the Warrant Debt Securities in respect of which such Warrants are then exercised shall be issuable as of the date on such next succeeding day on which the transfer books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Debt Securities. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it and shall advise the Company by telephone at the end of each day on which a payment for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

(b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrant Debt Securities with respect to which Warrants were exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants for the remaining Warrant Debt Securities after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require.

(c) As soon as practicable after the exercise of any Warrant, the Company shall issue pursuant to the Indenture, in authorized denominations, to or upon the order of the holder of the Warrant Certificate evidencing such Warrant the Warrant Debt Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, a new Warrant Certificate evidencing Warrants for the number of Warrant Debt Securities remaining unexercised.

(d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Debt Securities, and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Debt Securities until such tax or other charge shall have been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.

(e) Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times through the Expiration Date keep reserved, out of its authorized but unissued Warrant Debt Securities, a number of shares sufficient to provide for the exercise of the Warrants.

Article 3

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF
WARRANT CERTIFICATES

3.1 No Rights as Holder of Warrant Debt Securities Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Debt Securities, including, without limitation, the right to receive the payment of principal of (or premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Indenture.

3.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and/or indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender of the mutilated Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing Warrants for a like principal amount of Warrant Debt Securities. Upon the issuance of any new Warrant Certificate under this Section 3.2, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section 3.2 in lieu of any lost, stolen or destroyed Warrant Certificate shall represent an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 3.2 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

3.3 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, , the Trustee, the holder of any Warrant Debt Securities or the holder of any other Warrant Certificate, may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder’s right to exercise the Warrants evidenced by such holder’s Warrant Certificate in the manner provided in such holder’s Warrant Certificates and in this Agreement.

3.4 Merger, Sale, Conveyance or Lease. In case of (a) any share exchange, merger or similar transaction of the Company with or into another person or entity (other than a share exchange, merger or similar transaction in which the Company is the acquiring or surviving corporation) or (b) the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety (in any such case, a “Reorganization Event”), then, as a condition of such Reorganization Event, lawful provisions shall be made, and duly executed documents evidencing the same from the Company’s successor shall be delivered to the holders of the Warrants, so that such successor shall succeed to and be substituted for the Company, and assume all the Company’s obligations under, this Agreement and the Warrants. The Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrants issuable hereunder which heretofore shall not have been signed by the Company, and may execute and deliver securities in its own name, in fulfillment of its obligations to deliver Warrant Debt Securities upon exercise of the Warrants. All the Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Warrants had been issued at the date of the execution hereof. In any case of any such Reorganization Event, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate. The Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such Reorganization Event complies with the provisions of this Section 3.4.

3.5 Notice to Warrantholders. In case the Company shall (a) effect any Reorganization Event or (b) make any distribution on or in respect of the [title of Warrant Debt Securities] in connection with the dissolution, liquidation or winding up of the Company, then the Company shall mail to each holder of Warrants at such holder’s address as it shall appear on the books of the Warrant Agent, at least ten days prior to the applicable date hereinafter specified, a notice stating the date on which such Reorganization Event, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of [title of Warrant Debt Securities] of record shall be entitled to exchange their shares of [title of Warrant Debt Securities] for securities or other property deliverable upon such Reorganization Event, dissolution, liquidation or winding up. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect any such transaction.

Article 4

EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

4.1 Exchange and Transfer of Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence Warrants for the same aggregate principal amount of Warrant Debt Securities as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer which will result in the issuance of a Warrant Certificate evidencing a Warrant for a fraction of a Warrant Debt Security or a number of Warrants for a whole number of Warrant Debt Securities and a fraction of a Warrant Debt Security. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificate surrendered for such exchange or registration of transfer.

4.2 Treatment of Holders of Warrant Certificates. The Company, the Warrant Agent and all other persons may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

4.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange therefor or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

Article 5

CONCERNING THE WARRANT AGENT

5.1 Warrant Agent. The Company hereby appoints [●] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and [●] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

5.2 Conditions of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

(a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred without negligence, bad faith or willful misconduct by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, including the reasonable costs and expenses of defending against any claim of such liability.

(b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

(c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

(d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

(e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Debt Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indenture to which the Company is a party, including, without limitation, as Trustee under the Indenture.

(f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

(g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon).

(h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon), all of which are made solely by the Company.

(i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

5.3 Resignation, Removal and Appointment of Successors.

(a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

(b) The Warrant Agent may at any time resign as agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

(c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

(d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Article 6

MISCELLANEOUS

6.1 Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided that such action shall not materially adversely affect the interests of the holders of the Warrant Certificates.

6.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

6.3 Addresses. Any communication from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [●], Attention: [●] and any communication from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Bitdeer Technologies Group, 08 Kallang Avenue, Aperia tower 1, #09-03/04, Singapore 339509, Attention: [●] (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

6.4 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

6.5 Delivery of Prospectus. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus meeting the requirements of the Securities Act of 1933, as amended, relating to the Warrant Debt Securities deliverable upon exercise of the Warrants (the “Prospectus”), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver to the holder of the Warrant Certificate evidencing such Warrant, prior to or concurrently with the delivery of the Warrant Debt Securities issued upon such exercise, a Prospectus. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

6.6 Obtaining of Governmental Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities act filings under United States Federal and state laws (including without limitation a registration statement in respect of the Warrants and Warrant Debt Securities under the Securities Act of 1933, as amended), which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Warrant Debt Securities issued upon exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

6.7 Persons Having Rights Under the Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

6.8 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

6.10 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit such holder’s Warrant Certificate for inspection by it.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Bitdeer Technologies Group, as Company

By:
Name:
Title:

Attest:

Countersigned

[●], as Warrant Agent

By:
Name:
Title:

Attest:

[Signature Page to Bitdeer Technologies Group Debt Securities Warrant Agreement]

Exhibit A

FORM OF WARRANT CERTIFICATE

[FACE OF WARRANT CERTIFICATE]

[Form of Legend if Warrants are not immediately exercisable.]	[Prior to [●], Warrants evidenced by this Warrant Certificate cannot be exercised.]

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT AGENT AS PROVIDED HEREIN

VOID AFTER [●] P.M., [City] time, ON [●].

Bitdeer Technologies Group
WARRANT CERTIFICATE REPRESENTING
WARRANTS TO PURCHASE
[TITLE OF WARRANT DEBT SECURITIES]

No. [●]	[●] Warrants

This certifies that [●] or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time [after [●] p.m., [City] time, [on [●] and] on or before [●] p.m., [City] time, on [●], $[●] principal amount of [TITLE OF WARRANT DEBT SECURITIES] (the “Warrant Debt Securities”), of Bitdeer Technologies Group (the “Company”) issued or to be issued under the Indenture (as hereinafter defined), on the following basis: during the period from [●], through and including [●], each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the warrant price (the “Warrant Price”) of [●]% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from the date of their original issuance]. [The original issue discount ($[●] for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a [●]% annual rate, computed on a[n] [semi-]annual basis [using a 360-day year consisting of twelve 30-day months]. The Holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price for each Warrant Debt Security with respect to which this Warrant is exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the “Warrant Agent”), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

The term “Holder” as used herein shall mean the person in whose name at the time this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4 of the Warrant Agreement.

The Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities in the principal amount of $1,000 or any integral multiple thereof in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing Warrants for the aggregate principal amount of Warrant Debt Securities remaining unexercised.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of [●] (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

The Warrant Debt Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture, dated as of [●] (the “Indenture”), between the Company and [●], as trustee (such trustee, and any successors to such trustee, the “Trustee”)] and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture. Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of the Trustee.

Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the registered owner or such owner’s assigns, in the manner and subject to the limitations provided in the Warrant Agreement.

After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent for Warrant Certificates representing Warrants for the same aggregate principal amount of Warrant Debt Securities.

This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a holder of the Warrant Debt Securities, including, without limitation, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Indenture.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

In Witness Whereof, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

Bitdeer Technologies Group, as Company

By:
Name:
Title:

ATTEST:

COUNTERSIGNED

[●], as Warrant Agent

By:
Name:
Title:

ATTEST:

[REVERSE OF WARRANT CERTIFICATE]

(Instructions for Exercise of Warrant)

To exercise any Warrants evidenced hereby for Warrant Debt Securities (as hereinafter defined), the Holder must pay, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], the Warrant Price in full for Warrants exercised, to [●] [address of Warrant Agent], Attention: [●], which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

(To be executed upon exercise of Warrants)

The undersigned hereby irrevocably elects to exercise ______ Warrants, evidenced by this Warrant Certificate, to purchase _______ $[●] principal amount of the [TITLE OF WARRANT DEBT SECURITIES] (the “Warrant Debt Securities”), of Bitdeer Technologies Group. and represents that the undersigned has tendered payment for such Warrant Debt Securities, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], to the order of Bitdeer Technologies Group, c/o [insert name and address of Warrant Agent], in the amount of $_________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the aggregate principal amount of Warrant Debt Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
Please Print

Address:

(Insert Social Security or Other Identifying Number
of Holder)

Signature Guaranteed:
Signature

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a FINRA member firm).

This Warrant may be exercised at the following addresses: By hand at:

[●]

By mail at:

[Instructions as to form and delivery of Warrant Debt Securities and, if applicable, Warrant Certificates evidencing Warrants for the number of Warrant Debt Securities remaining unexercised—complete as appropriate.]

ASSIGNMENT

[Form of assignment to be executed if Warrant Holder desires to transfer Warrant]

For Value Received, ______________ hereby sells, assigns and transfers unto:

(Please print name and address including zip code)	Please print Social Security or other identifying number

the right represented by the within Warrant to purchase ________ aggregate principal amount of [Title of Warrant Debt Securities] of Bitdeer Technologies Group to which the within Warrant relates and appoints ____________________ attorney to transfer such right on the books of the Warrant Agent with full power of substitution in the premises.

Dated:	Name:
Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Signature Guaranteed